Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) |    |

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 S. Flower Street 2nd Floor Los Angeles, California	90017-4104
(Address of principal executive offices)	(Zip code)

The Bank of New York Mellon Trust Company, N.A.

900 Ashwood Parkway, Suite 425

Atlanta, GA 30338

Attn: Reda Sabaliauskaite

(770) 698-5131

(Name, address, and telephone number of agent for service)

THOMAS PROPERTIES GROUP, INC.

(Exact name of obligor as specified in its charter)

Delaware	20-0852352
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

515 South Flower Street, 6th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 1st day of July, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Reda Sabaliauskaite
Name:	Reda Sabaliauskaite
Title:	Assistant Treasurer

Exhibit 7

REPORT OF CONDITION

Consolidating domestic subsidiaries of

THE BANK OF NEW YORK TRUST COMPANY, NA

in the state of CA at close of business on March 31, 2008

published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		2,130
Interest-bearing balances		0
Securities:
Held-to-maturity securities		32
Available-for-sale securities		297,195
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		11,700
Securities purchased under agreements to resell		65,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		12,911
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		871,685
Other intangible assets		293,863
Other assets		151,030
Total assets		1,705,546

REPORT OF CONDITION (Continued)

LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		1,187
Noninterest-bearing	1,187
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		218,691
Subordinated notes and debentures		0
Other liabilities		145,238
Total liabilities		365,116
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		214,719
Accumulated other comprehensive income		3,191
Other equity capital components		0
Total equity capital		1,340,430
Total liabilities, minority interest, and equity capital		1,705,546

We, the undersigned directors, attest to the	I, Karen Bayz, Vice President /s/ Karen Bayz
correctness of this statement of resources and liabilities.	( Name, Title )
We declare that it has been examined by us, and to	of the above named bank do hereby declare
the best of our knowledge and belief has been	that this Report of Condition is true and
prepared in conformance with the instructions	correct to the best of my knowledge and belief.
and is true and correct.

Director # 1 Michael K. Klugman, President	/s/ Michael K. Klugman

Director # 2 Frank Sulzberger, MD	/s/ Frank Sulzberger

Director # 3 William D. Lindelof, VP	/s/ William D. Lindelof